SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 30, 2010

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-6622	53-0261100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6110 Executive Boulevard, Suite 800, Rockville, Maryland	20852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 984-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2010, Washington Real Estate Investment Trust (“WRIT”) completed the public offering of $250,000,000 aggregate principal amount of 4.95% senior notes due October 1, 2020 (the “Notes”) pursuant to an Underwriting Agreement dated September 23, 2010, between WRIT, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC as representatives of the underwriters named therein.

The Notes were issued on September 30, 2010 pursuant to a Registration Statement on Form S-3 (File No. 333-160664), filed with the Securities and Exchange Commission (the “SEC”) on July 17, 2009, which became automatically effective on July 17, 2009. A Prospectus Supplement dated September 23, 2010 relating to the Notes (the “Prospectus Supplement”) and supplementing the Prospectus dated July 17, 2009 (the “Prospectus”) was filed with the SEC on September 24, 2010 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

The Notes were issued at a price to the public of 99.199% of their principal amount. Interest on the Notes is payable semiannually in arrears on April 1 and October 1 of each year, beginning April 1, 2010. Interest on the Notes will accrue from September 30, 2010. The Notes will rank equally with all other unsecured senior indebtedness of WRIT. The Notes may be redeemed in whole or in part at any time before maturity at the redemption price described in the Prospectus Supplement and will not be subject to any sinking fund. Descriptions of the terms of the Notes are included under the caption “Description of the Notes” in the Prospectus Supplement and under the caption “Description of Debt Securities” in the Prospectus. The form of the Notes and the Officers’ Certificate establishing the terms of the Notes are attached to this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

4.1	Form of 4.95% Senior Notes due October 1, 2020

4.2	Officers’ Certificate establishing the terms of the 4.95% Notes due October 1, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

By:	/S/ LAURA FRANKLIN
(Signature)
Laura Franklin
Executive Vice President Accounting and Administration

September 30, 2010

Exhibit Index

Exhibit Number	Description

4.1	Form of 4.95% Senior Notes due October 1, 2020

4.2	Officers’ Certificate establishing the terms of the 4.95% Notes due October 1, 2020